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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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/ /	Preliminary Proxy Statement
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/x/	Definitive Proxy Statement
/ /	Definitive Additional Materials
/ /	Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14
STONEHAVEN REALTY TRUST (formerly known as Wellington Properties Trust)
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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STONEHAVEN REALTY TRUST
4150 Olson Memorial Highway
Minneapolis, MN 55422

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JANUARY 25, 2001

To the Shareholders of Stonehaven Realty Trust:

    Notice is hereby given that the Annual Meeting of Shareholders (together with any adjournments or postponements thereof, the "Meeting") of Stonehaven Realty Trust (the "Company") will be held at 4150 Olson Memorial Highway, Minneapolis, MN 55422, on Thursday, January 25, 2001 at 10:00 a.m., CST time, for the purpose of considering and voting upon the following matters:

  (1)
  To elect two persons to the Board of Trustees for three-year terms and one person for a one-year term; and

  (2)
  To transact such other business as may properly come before the Meeting.

    These items are more fully described in the accompanying Proxy Statement, which is hereby made a part of this Notice of Annual Meeting of Shareholders.

    The Board of Trustees has fixed the close of business on December 18, 2000 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Meeting.

    A copy of the Company's Annual Report filed with the Securities and Exchange Commission on Form 10-KSB for the year ended December 31, 1999 (the "Annual Report") is enclosed. The Annual Report is not a part of the proxy soliciting material enclosed with this Notice.

                      By Order of the Board of Trustees,

                      /s/ Duane H. Lund
                       Chief Executive Officer

Minneapolis, Minnesota
December 31, 2000

    ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE-PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST BRING TO THE MEETING A LETTER FROM THE BROKER, BANK OR OTHER NOMINEE CONFIRMING YOUR BENEFICIAL OWNERSHIP OF THE SHARES. ADDITIONALLY, IN ORDER TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

STONEHAVEN REALTY TRUST
4150 Olson Memorial Highway
Minneapolis, MN 55422

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS OF
STONEHAVEN REALTY TRUST
January 25, 2001

INFORMATION CONCERNING SOLICITATION AND VOTING

    This Proxy Statement (the "Proxy Statement") and the accompanying form of proxy are being furnished to the shareholders of Stonehaven Realty Trust (the "Company") in connection with the solicitation of proxies by the Board of Trustees of the Company (the "Board") from holders of its outstanding Common Shares, $.01 par value per share (the "Common Shares") and from holders of its Class A Cumulative Convertible Preferred Shares (the "Class A Preferred Shares"), for use at the Annual Meeting of Shareholders of the Company (together with any adjournments or postponements thereof, the "Meeting") to be held at 4150 Olson Memorial Highway, Minneapolis, MN 55422 on Thursday, January 25, 2001 at 10:00 a.m., CST time. This Proxy Statement, the accompanying form of proxy and the Annual Report to Shareholders are expected to be mailed to shareholders of the Company on or about December 31, 2000.

SOLICITATION

    The expense of this solicitation will be borne by the Company. Solicitation will be primarily done by use of the United States mail system. Executive officers and other employees of the Company may solicit proxies, without additional compensation, personally and by telephone and other means of communication. The Company will also reimburse brokers and other persons holding Common Shares and Class A Preferred Shares in their names or in the names of their nominees for their reasonable expenses in forwarding proxies and proxy materials to beneficial owners.

VOTING RIGHTS AND OUTSTANDING SHARES

    Shareholders of record as of the close of business on December 18, 2000 (the "Record Date") will be entitled to vote at the Meeting. Each outstanding Common Share is entitled to one vote and each Class A Preferred Share is entitled to 3.448 votes on each matter to come before shareholders at the Meeting. As of the Record Date, there were 5,039,940 Common Shares and 663,291 Class A Preferred Shares (collectively, the "Voting Shares") outstanding and entitled to vote.

    The presence at the Meeting, in person or by proxy, of a majority in interest of the outstanding Voting Shares as of the Record Date will constitute a quorum for transacting business at the Meeting. Abstentions and broker non-votes are counted towards a quorum. Provided a quorum is present at the Meeting, trustees will be elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the Meeting.

    All votes will be tabulated by the inspector of elections appointed for the Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted for purposes of determining both the presence or absence of a quorum for the transaction of business and the total number of votes cast with respect to a particular matter. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business but will not be counted for purposes of determining the presence or absence of a quorum for action on a particular proposal on which the broker has expressly not voted. Broker non-votes with respect to proposals set forth in this Proxy Statement, other than with respect to a matter that requires the approval of a majority in interest of the outstanding Voting Shares, will therefore not be considered votes cast and, accordingly, will not affect the determination as to whether sufficient votes have been obtained with respect to such matters.

REVOCABILITY OF PROXIES

    The Voting Shares represented by proxy will be voted as instructed if received in time for the Meeting. If no instructions are indicated, such shares will be voted in favor of (FOR) (i) each nominee for election as a trustee specified herein, and (ii) in the discretion of the proxy holder, as to any other matter that may properly come before the Meeting. Any person signing and mailing the proxy may, nevertheless, revoke it at any time before it is exercised by written notice to the Company (Attention Duane H. Lund, Chief Executive Officer) at its offices at 4150 Olson Memorial Highway, Minneapolis, Minnesota 55422, or by attending in person and voting at the Meeting. Attendance at the Meeting, however, will not itself constitute the revocation of a proxy.

PROPOSAL 1—ELECTION OF TRUSTEES

    The Company's Declaration of Trust, as amended, and Bylaws provide that the Board shall be comprised of seven trustees divided into three classes. The Company currently has six trustees and expects to fill the remaining vacancy in 2001. The terms of two Class II trustees expire at the Meeting. The Board has nominated for election at the Meeting both incumbent Class II trustees, each to serve a three-year term. The Board has also nominated for election one trustee recently elected by the Board to fill a vacancy to serve as a Class III trustee until the next Meeting. Each nominee of the Board has expressed his intention to serve the entire term for which election is sought. Trustees will be elected by a plurality of the Voting Shares. THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR EACH OF THE THREE NOMINEES. Three trustees are to be elected at the Meeting and, if elected, one will serve until the next Annual Meeting of Shareholders and two will serve for three-year terms or until their successors have been elected and qualified.

    The nominees of the Board are set forth below. In the event any nominee is unable or declines to serve as a trustee at the time of the Meeting, the proxies will be voted for any nominee who shall be designated by the present Board to fill the vacancy. If additional persons are nominated for election as trustees, then the proxy holders intend to vote all proxies received by them for the nominees listed below unless instructed otherwise. As of the date of this Proxy Statement, the Company is not aware of any nominee who is unable or who will decline to serve as a trustee if elected.

NOMINEES FOR ELECTION AS TRUSTEES

    Set forth below are the names, positions and offices held and a brief description of the business experience during the past five years of each person nominated to serve as a trustee of the Company.

Terms to Expire in 2003 (Class II)

    Steven B. Hoyt has been a trustee since November 1998. He has served as Chief Executive Officer of Hoyt Properties, Inc. from 1989 to present. Hoyt Properties currently owns over 1,000,000 square feet of industrial and office property in Minnesota and has developed over 5,000,000 square feet of commercial property since its inception. From 1994 to 1995, Mr. Hoyt served as a Senior Regional Director of First Industrial Realty Trust, Inc. Mr. Hoyt is a member of the board of directors of the Better Business Bureau and has served in numerous state and national positions for the National Association of Industrial and Office Parks (NAIOP).

    Duane H. Lund has been the Chief Executive Officer of the Company since November 1998 and was elected trustee at last year's annual meeting. Mr. Lund was a founding shareholder of First Industrial Realty Trust, Inc. and served as a Senior Regional Director of First Industrial from 1994 to 1998. In such capacity, Mr. Lund acquired and managed over 11,000,000 square feet of commercial property with a value in excess of $750 million. From 1989 to 1994, Mr. Lund was an acquisition partner with The Shidler Group, where he was involved in coordinating the underwriting and due diligence for over $200 million of commercial property. Mr. Lund is a member of the boards of directors of the Wisconsin Real Estate Alumni Association and National Association of Industrial and Office Properties, Minnesota Chapter and is a member of the advisory boards of the Midwest Real Estate News, the Minnesota Real Estate Journal and the KPMG Peat Marwick Alumni Association.

Terms to Expire in 2001 (Joining Class III)

    Odeh A. Muhawesh was appointed the President of the Company on February 24, 2000 in connection with the Company's acquisition of RESoft, Inc. (formerly NETLink International, Inc.) Mr. Muhawesh currently serves as RESoft's Chief Knowledge Officer. Mr. Muhawesh was the founder, Chairman and CEO of NETLink International and was an Advisory Board Member of Intellops. Mr. Muhawesh has served as the Chairman of 3B Software and as a board member of RSSI.

MANAGEMENT OF THE COMPANY

BOARD OF TRUSTEES

    The Board is currently comprised of the following persons:

Name	Age	Class	Director Since	Term Expires
Robert D. Salmen	45	I	1999	2002
Mark S. Whiting	44	I	1999	2002
Paul T. Lambert	48	III	1998	2001
Duane H. Lund	36	II	1999	2000
Steven B. Hoyt	48	II	1998	2000
Odeh A. Muhawesh	41	III	2000	2000

    Following is a description of the current trustees (other than the nominees) of the Company.

Class III Trustee—Term to Expire in 2001

    Paul T. Lambert has been a trustee since November 1998. Mr. Lambert is currently the Chief Executive Officer of Lambert Capital Corporation. He served on the board of directors and was the chief operating officer of First Industrial Realty Trust, Inc. from its initial public offering in June 1994 to the end of 1995. Mr. Lambert was one of the largest contributors to the formation of First Industrial and one of its founding shareholders. Prior to forming First Industrial, Mr. Lambert was managing partner of the Midwest region for The Shidler Group, a national private real estate investment company. Prior to joining Shidler, Mr. Lambert was a commercial real estate developer with Dillingham Corporation and, prior to that, was a consultant with The Boston Consulting Group. Mr. Lambert was also a founding shareholder of CGA Group, Ltd., a holding company whose subsidiary is a AAA-rated financial guarantor based in Bermuda.

Class I Trustees—Terms to Expire in 2002

    Robert D. Salmen joined the Board in August 1999. Mr. Salmen founded Equity Financial Services in 1993. While continuing to operate Equity Financial's investment services company, he co-founded Equity Commercial Services in 1996 to incorporate leasing and property management services for Equity Financial and currently serves as its president. Prior to founding Equity Financial Services, Mr. Salmen was vice president of institutional investment sales with Welsh Companies for eight years. He established the Institutional Investment division at Welsh Companies in 1985. From its inception through 1992, he directed Welsh's sales marketing force. Prior to joining Welsh, Mr. Salmen spent over nine years with Towle Real Estate.

    Mark S. Whiting joined the Board in October 1999 after the Company completed the public offering of the Class A Preferred Shares. Mr. Whiting has an extensive public REIT background, having served as the President and a member of the board of directors of TriNet Corporate Realty Trust, Inc. (NYSE: TRI) from 1993 until 1998 and as its Chief Executive Officer from 1996 until 1998. At the time, TriNet owned a commercial real estate portfolio consisting of over 20 million square feet located in 26 states and a total market capitalization of $1.6 billion.

EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

    The following is a description of the executive officers and significant employees of the Company:

Name	Age	Position	Executive Officer Since:
Duane H. Lund	36	Chief Executive Officer, Chief Financial Officer and Secretary	1998
Odeh A. Muhawesh	41	Chief Knowledge Officer, RESoft, Inc.	2000
Mary S.Henschel(1)	34	President, RESoft, Inc.	2000

(1)
Mary S. Henschel has been the President of RESoft, Inc. since its acquisition by the Company on February 24, 2000. Ms. Henschel is currently an Advisory Board Member of Intellops and the Chairperson of Service Bidding, Inc. Ms. Henschel is the former President of NETLink International and was the President of the Minnesota CNEPA/NPA Chapter.

COMMITTEES OF THE BOARD OF TRUSTEES

    The Board has appointed an Audit Committee and a Compensation Committee but has no Nominating Committee.

    Audit Committee. The Audit Committee, which held 3 meetings during 1999, currently consists of Messrs. Lund, Whiting and Lambert. The committee reviews related party transactions, makes recommendations concerning the engagement of independent public accountants, reviews the performance of independent public accountants, considers the range of audit and non-audit fees that the Company pays to the independent accountants and reviews the adequacy of the internal accounting controls.

    Compensation Committee. The Company's Compensation Committee, which held 2 meetings during 1999, currently consists of Messrs. Hoyt, Whiting and Lambert. The committee makes recommendations and exercises all powers of the Board in connection with certain compensation matters, including incentive compensation and benefit plans. The Compensation Committee administers and has authority to grant awards under our 1998 Stock Incentive Plan.

ATTENDANCE AT BOARD AND COMMITTEES MEETINGS

    During 1999, the Board met 7 times and took action by unanimous written consent 3 times. No incumbent Board member attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board which such director was eligible to attend during 1999 and (ii) the total number of meetings held by any committee of the Board upon which such trustee served during 1999.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

    The following table sets forth certain information with respect to the beneficial ownership of the Company's Voting Shares as of the Record Date by: (i) each person known by the Company to own more than 5% in interest of the outstanding Voting Shares: (ii) each of the Company's trustees and nominees for election; (iii) each of the Company's executive officers included in the Summary Compensation Table included elsewhere herein; and (iv) all of the Company's trustees and executive officers as a group. Except as otherwise noted, the person or entity named has sole voting and investment power over the shares indicated. Information as to the beneficial ownership of Common Stock and series A Preferred Shares by trustees and nominees for election and executive officers has been furnished by the respective person.

	Beneficial Ownership
Name	Number(1)	Percent(1)
Steven B. Hoyt(2)(3)	2,272,426	31.0%
Paul T. Lambert(2)(4)	1,186,680	16.2%
Duane H. Lund(2)(5)	1,450,113	19.8%
American Real Estate Equities, LLC(6)	964,803	13.2%
Lambert Equities II, LLC(7)	1,071,292	14.6%
WLPT Funding, LLC(8)	1,446,665	19.7%
Mark S. Whiting(2)	10,000	*
Robert D. Salmen(2)	—	—
Odeh Muhawesh(2)(9)	477,501	6.5%
Mary S. Henschel(2)	138,011	1.9%
Arnold K. Lease(10)	154,009	2.1%
Wellington Management Corporation(11)	150,099	2.0%
Robert F. Rice(12)	5,751	*
All trustees and current executive officers as a group (7 persons)(13)	3,605,126	49.2%

*
Indicates less than one percent.

(1)
Based on 5,039,940 Common Shares and 663,291 Class A Preferred Shares outstanding as of December 18, 2000.

(2)
The business address for each of the current trustees and executive officers is 4150 Olson Memorial Highway, Minneapolis, Minnesota 55422.

(3)
Includes 482,720 Common Shares issuable upon conversion of 140,000 Class A Preferred Shares, 964,803 Common Shares held by American Real Estate Equities, LLC, of which Mr. Hoyt is a member and 65,745 Common Shares held by members of his immediate family. Mr. Hoyt disclaims ownership of Common Shares held by members of his immediate family.

(4)
Includes 106,489 Common Shares held by Lambert Equities II, LLC, of which Mr. Lambert is the controlling majority member and sole manager and 964,803 Common Shares held by American Real Estate Equities, LLC, of which Lambert Equities II, LLC is a member.

(5)
Includes 481,862 Common Shares held by WLPT Funding, LLC, of which Mr. Lund is the owner and sole manager, 964,803 Common Shares held by American Real Estate Equities, LLC, of which WLPT Funding, LLC is a member. Excludes options as to 538,334 Common Shares which are currently exercisable but not in-the-money.

(6)
The business address for American Real Estate Equities, LLC is 300 First Avenue North, Suite 115, Minneapolis, MN 55401.

(7)
Includes 964,803 Common Shares held by American Real Estate Equities, LLC, of which Lambert Equities II, LLC is a member. The business address for Lambert Equities II, LLC is 4155 East Jewel, Suite 103, Denver, Colorado 80222.

(8)
Includes 964,803 Common Shares held by American Real Estate Equities, LLC, of which WLPT Funding, LLC is a member. The business address for WLPT Funding, LLC is c/o Golden Acres Incorporated, 15315 Masons Pointe, Eden Prairie, Minnesota 55347.

(9)
Excludes options as to 687,500 Common Shares which are currently exercisable but not in-the-money.

(10)
Includes 150,099 Common Shares held by Wellington Management Corporation of which Mr. Leas is the president and chief executive officer. Excludes options as to 9,500 Common Shares which are currently exercisable but not in-the-money. The business address for Mr. Leas is 18650 W. Corporate Drive, Suite 300, P.O. Box 0919, Brookfield, Wisconsin 53008-0919.

(11)
The business address for Wellington Management Corporation is 18650 W. Corporate Drive, Suite 300, P.O. Box 0919, Brookfield, WI 53008-0919.

(12)
Excludes options as to 87,917 Common Shares which are currently exercisable but not in-the-money. The business address for Mr. Rice is 18650 W. Corporate Drive, Suite 300, P.O. Box 0919, Brookfield, WI 53008-0919.

(13)
Includes 482,720 common shares issuable upon conversion of 140,000 Class A Preferred Shares. Figures do not reflect an aggregate of 243,527 common units of the Company's operating partnership and options as to 1,323,251 Common Shares which are currently exercisable but not in-the-money.

COMPENSATION OF TRUSTEES AND EXECUTIVE OFFICERS

COMPENSATION OF TRUSTEES

    Trustees of the Company who are not employees of the Company receive a fee of $250 for each Board or committee meeting attended, plus the reimbursement of all reasonable out-of-pocket expenses incurred in connection with such attendance.

EXECUTIVE COMPENSATION

    Since its inception through July 31, 1998, the Company paid no compensation to any of its executive officers. The following table sets forth the compensation paid for the period from August 1, 1998 through December 31, 1998 and for the years ended December 31, 1999.

Name and Principal Position	Year	Salary(1)			Securities Underlying Options
Duane H. Lund Chief Executive Officer, Chief Financial Officer and Secretary	1999 1998	$ $	132,500 18,750	(2) (2)	80,000 —	(5)
Robert F. Rice(3) Former President and Secretary	1999 1998	$ $	132,500 62,500	(3) (3)	80,000 7,917	(5) (6)
Arnold K. Leas(4) Former Chairman of the Board	1999 1998	$ $	— —		— 9,500	(6)

(1)
No bonuses were paid for the years ended December 31, 1999 and 1998.

(2)
Amount represents a base annual salary of $80,000 for the period from October 1, 1999 through December 31, 1999 and $150,000 for the period from November 16, 1998 through September 30, 1999.

(3)
Amount represents a base annual salary of $80,000 for the period from October 1, 1999 through December 31, 1999 and $150,000 for the period from July 31, 1998 through September 30, 1999. Mr. Rice served as President of the Company for the period from November 16, 1998 through February 24, 2000. He also served as Secretary for the Company for the period from November 16, 1998 through June 30, 2000.

(4)
Mr. Leas was the Chief Executive Officer of the Company from the inception of the Company in 1994 until November 20, 1998.

(5)
All options were granted in October 1999 in accordance with the Company's plan in effect and bear an exercise price of $2.90 per Common Share, a price equal to 110% of the average closing bid price for the Company's Common Shares over the 10 days preceding the effective date of the registration statement covering the Class A Preferred Shares. These options will become exercisable as to 40,000 shares on December 31, 1999 and, if specified financial goals are met, an additional 40,000 shares become exercisable on December 31, 2000.

(6)
Options reported were granted on May 27, 1998 under the Company's plan in effect at that date and bear an exercise price of $5.37 per Common Share.

OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

Name and Principal Position	Number of Securities Underlying Options Granted	Percentage of Total Options Granted to Employees in Fiscal Year	Exercise Price	Expiration Date
Duane H. Lund Chief Executive Officer, Chief Financial Officer and Secretary	80,000	50.00%	$2.90	10/1/09	(1)
Robert F. Rice(2) Former President and Secretary	80,000	50.00%	$2.90	10/1/09	(1)

(1)
All options were granted in October 1999 in accordance with the Company's plan in effect and bear an exercise price of $2.90 per Common Share, a price equal to 110% of the average closing bid price for the Company's Common Shares over the 10 days preceding the effective date of the registration statement covering the Class A Preferred Shares. These options will become exercisable as to 40,000 shares on December 31, 1999 and, if specified financial goals are met, an additional 40,000 Common Shares become exercisable on December 31, 2000.

(2)
Mr. Rice served as President for the period from November 16, 1998 through February 24, 2000. He also served as Secretary from November 16, 1998 through June 30, 2000.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION/SAR VALUES

Name and Principal Position	Common Shares Acquired on Exercise	Value Realized	# of Unexercised Securities Underlying Options/SARs at Fiscal Year End Exercisable/ Unexercisable	Value of Unexercised in-the-money Options/SARs at Fiscal Year End ($) Exercisable/ Unexercisable
Duane H. Lund Chief Executive Officer, Chief Financial Officer and Secretary	—	—	40,000/40,000	$0/$0	(1)
Robert F. Rice(2) Former President and Secretary	—	—	47,917/40,000	$0/$0	(1)

(1)
Calculations are based upon the closing bid price of $2.50 per share as of December 31, 1999.

(2)
Mr. Rice served as President for the period from November 16, 1998 through February 24, 2000. He also served as Secretary for the period from November 16, 1998 through June 30, 2000.

EMPLOYMENT AGREEMENTS

    The Company has an employment agreement with Duane Lund, the Chief Executive Officer, dated as of October 1, 1999. The employment agreement provides for an initial base salary of $80,000 and a discretionary bonus of up to 100% of base salary based on achieving earnings per share targets. Additionally, Mr. Lund receives those health, life and disability and other benefits extended by the Board to other similarly situated executives. The employment agreement extends through December 31, 2000, subject to the Company's right to terminate at any time. In the event that the Company terminates Mr. Lund's employment without cause, the agreement is not renewed at expiration or following a change of control of the Company, the Company or, in the case of change of control, its successor, will be obligated to pay Mr. Lund one year's base salary and his benefits for one year.

    In October 1999, the Company issued Mr. Lund options to purchase 80,000 of the Company's Common Shares at $2.90, a price equal to 110% of the average closing bid price for the Company's Common Shares over the 10 trading days preceding the effective date of the registration statement covering the Class A Preferred Shares. 40,000 of these options are currently exercisable and, if specified financial goals are met, an additional 40,000 shares become exercisable on December 31, 2000.

    From October 1, 1999 until February 24, 2000, Mr. Robert F. Rice was employed with the Company as President of the Company under an Employment Agreement on terms identical to those for Mr. Lund. Thereafter, Mr. Rice continued as Secretary of the Company. On June 30, 2000, pursuant to a Separation Agreement, Mr. Rice resigned as the Secretary and a trustee of the Company, received a $40,000 severance payment, and retained rights to exercise 87,917 stock options until December 31, 2005 at $2.90 per share granted pursuant to an Option Agreement in October of 1999.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

1998-1999 Transactions

    American Real Estate Equities, LLC. American Real Estate Equities, LLC ("AREE") is owned in equal thirds by WLPT Funding, LLC, Lambert Equities II, LLC and Steven B. Hoyt. Duane Lund, Chief Executive Officer of the Company, owns 100% of WLPT Funding and is its sole manager. Paul T. Lambert, one of the Company's trustees, is a majority owner and sole manager of Lambert Equities. Steven Hoyt is also one of the trustees of the Company.

    In November 1998, the Shareholders approved a transaction whereby AREE would purchase 166,666 of our Common Shares for $1,000,000, or $6.00 per share, and would contribute certain assets, principally our Cold Springs office center in St. Cloud, Minnesota and contracts for the purchase of 29 other real estate investment properties (some of which Mr. Hoyt had an ownership interest in), to the operating partnership, Wellington Properties Investments, L.P. (the "Operating Partnership"). As consideration for such assets, the Company agreed to:

  •
  Hire Mr. Lund as Chief Executive Officer of the Company and nominate Mr. Lambert and Mr. Hoyt for election to the Board of Trustees;

  •
  Issue 4,933,233 common units of the Operating Partnership to AREE or its members;

  •
  Issue an additional 9,934,663 common units of the Operating Partnership to the owners of the properties to be acquired (including 4,510,671 units to Mr. Hoyt and his affiliates);

  •
  Assume $64.0 million in third-party mortgage indebtedness on the properties to be acquired;

  •
  Pay $31.2 million in cash to the owners of the properties to be acquired (none of which was to be paid to Mr. Hoyt);

  •
  Issue to AREE a warrant to purchase 791,667 Common Shares at a price of $5.37 per share with respect to 395,833 shares, $6.47 with respect to 197,917 shares, $7.74 per share with respect to 118,750 shares and $9.32 per share with respect to a price of $5.37 per share with respect to 395,833 shares, and $6.47 with respect to 197,917 shares; and

  •
  Reimburse certain of AREE's costs, including costs in obtaining the contractual rights contributed to the operating partnership, upon the completion of the transaction.

    Following shareholder approval of the proposed arrangement in November 1998 due principally to increased financing costs, the Company and AREE consummated a much smaller transaction pursuant to which the Operating Partnership acquired only the Cold Springs office center and two other investments properties in Minnesota. Under the final negotiated terms of the smaller transaction, the Company:

  •
  Issued 2,557,707 units of its Operating Partnership;

  •
  Assumed only $17.1 million in third-party mortgage indebtedness on the properties acquired;

  •
  Paid no cash to the owners of the properties acquired; and

  •
  Hired Mr. Lund as Chief Executive Officer and Mr. Lambert and Mr. Hoyt were elected to the Board of Trustees.

    During the second quarter of 1999, the Company entered into further discussions with AREE because the original contemplated transactions could not be consummated. As a result of these discussions:

  •
  Mr. Lund remained Chief Executive Officer and Mr. Lambert and Mr. Hoyt remained on Board of Trustees;

  •
  The recipients of the Operating Partnership units returned 838,372 units to the Company for cancellation; of the 1,719,335 Operating Partnership units still outstanding after the cancellation, 1,214,086 units are ordinary common units and 505,249 are Class B common units, which have no direct economic value, but which will convert to ordinary common units upon the determination of the Board that the Company's funds from operations equal or exceed $0.55 per share, assuming the exercise of all outstanding rights to purchase the Company's equity securities and conversion of all securities convertible into Common Shares;

  •
  Only 1,719,335 Operating Partnership units remain outstanding with the owners of the three properties acquired (including only 860,107 units to Mr. Hoyt and his affiliates);

  •
  AREE returned the warrant covering 791,667 Common Shares to the Company for cancellation; and

  •
  The Company paid no cash to AREE in reimbursement of the $1,356,000 it spent in connection with the transaction; instead, it issued AREE, in the third quarter of 1999, 135,600 of its Class B Junior Cumulative Convertible Preferred Shares (the "Class B Preferred Shares") all of which the Company has the right to redeem for $1 if it does not have total assets in excess of $150,000,000 or has not achieved funds from operations equal to at least $0.55 per share (on a fully-diluted basis) prior to June 30, 2002.

    Apart from the foregoing transactions, AREE advanced the Company an aggregate of $1,392,000 during the summer and fall of 1998 for working capital purposes. Pursuant to the agreement with AREE, the Company has issued 119,200 Class B Preferred Shares to it in discharge of $1,192,000 of the repayment obligation.

    Wellington Management Corporation. Former Chairman of the Board, Arnold Leas, is the President and Chief Executive Officer of Wellington Management Corporation ("WMC") and owns, together with certain members of his family and family trusts, 41.8% of Wellington Management or WMC's outstanding stock. President, Robert Rice, was a Vice President and General Counsel of WMC before joining the Company. Mr. Rice has no ownership interest in WMC. In connection with the contemplated AREE transactions of November 1998 described above, the Company also entered into a number of agreements with WMC pursuant to which:

  •
  Mr. Rice would be appointed the President of the Company;

  •
  Wellington Management would contribute the office building housing the Company's Brookfield, Wisconsin offices in Brookfield, Wisconsin to the Operating Partnership in exchange for $2.5 million in cash, the assumption of $7.3 million in mortgage indebtedness on the property, and 745,098 Operating Partnership units;

  •
  The Company would issue to WMC a warrant to purchase 791,667 Common Shares at a price of $5.37 per share with respect to 395,833 shares, $6.47 with respect to 197,917 shares, $7.74 per share with respect to 118,750 shares and $9.32 per share with respect to 79,167 shares;

  •
  The Company would terminate its obligations to WMC under certain advisory fee arrangements in exchange for $1.6 million; and

  •
  The Company would enter into a property management agreement with Wellington Realty, Inc., a wholly owned subsidiary of WMC, whereby Wellington Realty would manage the day-to-day operations of the Company's existing apartment community properties in Wisconsin for a management fee equal to 5% of gross income from such properties.

    Subsequent to November 1998, the Company and Wellington Management agreed that the transfer of the Brookfield office building could not occur because the Company was unable to arrange financing to provide the stipulated $2.5 million cash payment on acceptable terms. In connection with the discussions described previously, the Company entered into an agreement during the second quarter of 1999 with Wellington Management whereby:

  •
  Mr. Rice remained the President of the Company;

  •
  WMC returned the warrant covering 791,667 Common Shares for cancellation;

  •
  The advisory fee arrangement was still terminated, but the Company agreed that WMC would retain cash payments received in 1998 totaling $550,000 and that the Company would issue, in the third quarter of 1999, 95,000 Class B Preferred Shares as consideration for the termination; and

  •
  The Company entered into the new property management agreement with Wellington Realty, Inc. on the terms contemplated by the original agreement.

    Upon consummation of the sale of the Company's Maple Grove property in November 1999, the Company paid Wellington Realty, Inc. a fee totaling $501,000 pursuant to a listing agreement signed in January 1998. The listing agreement was terminated June 30, 2000 and no other fees were paid to Wellington Realty, Inc. from sales of the Company's properties.

    From time to time, the Company may purchase insurance through another affiliate of WMC, Wellington Insurance Services, Inc., which will receive a commission of those sales equal to 15% of scheduled premiums.

    Additional advances of working capital. In April 1999, the Operating Partnership borrowed $50,000 from each of AREE and WMC for working capital purposes at an interest rate of 10% per annum under term loans due December 31, 1999. The loans were repaid in November 1999.

    Hoyt Properties Inc. Steven B. Hoyt, a trustee of the Company, is the principal of Hoyt Properties Inc. On November 20, 1998, the Company's Operating Partnership entered into a property management agreement with Hoyt Properties which is currently in effect. Under this agreement, Hoyt Properties manages the day-to-day operations of the existing commercial properties in Minnesota for a management fee equal to 5% of gross income from such properties, a fee management believes is consistent with industry norms.

    As mentioned above, Steven Hoyt also owns a one-third-membership interest in AREE.

Other Significant 1999 Transactions

    In the second quarter of 1999, due principally to the fact that the Operating Partnership acquired only three properties since November 1998, the Company entered into discussions with AREE and WMC. Mr. Lund, the Company's Chief Executive Officer and Mr. Hoyt and Mr. Lambert, two trustees of the Company, are principal members of AREE or related entities thereof. Mr. Leas, the then current Chairman of the Board of Trustees of the Company is the President and Chief Executive Officer of WMC and holds an aggregate 41.8% direct and indirect interest in WMC. As a result of these discussions, the following occurred during 1999:

  •
  Recipients of 838,372 units in the Operating Partnership, received in the November 1998 acquisitions, returned such units to the Company for cancellation.

  •
  AREE returned the warrant covering 791,667 Common Shares to the Company. Further, the Company issued 254,800 Class B Preferred Shares to AREE as consideration for payment of advances to the Company for working capital purposes, costs incurred in connection with the Company's 1998 commercial acquisitions and payments for abandoned project pursuit costs.

  •
  As consideration for the termination of an advisory agreement between the Company and WMC, WMC returned the warrant covering 791,667 Common Shares to the Company, the Company issued 95,000 Class B Preferred Shares to WMC and WMC retained cash payments of $550,000 received during 1998.

    The Class B Preferred Shares bear the same rights, terms and preferences as the Class A Preferred Shares, but rank junior as to payment of dividends and distributions upon liquidation. The Class B Preferred Shares were issued for a value of $10.00 per share. The Class B Preferred Shares are entitled to vote as a class on certain matters that affect their respective rights.

2000 Transactions

    On February 18, 2000 the Board of Trustees approved the conversion of 1,657,437 units of the Operating Partnership into 1,468,484 Common Shares and further approved the conversion of the 254,800 Class B Preferred Shares held by AREE into 808,482 Common Shares.

    In connection with the acquisition of RESoft, Inc., (formerly known as NETLink International, Inc.; "RESoft") on February 24, 2000, the Company exchanged 914,286 Common Shares (valued at $4.375 per share or an aggregate of $4.0 million) for all of the outstanding stock of RESoft. Odeh Muhawesh and Mary Henschel, former shareholders of RESoft, will or have received, either directly or indirectly a significant portion of such consideration. In connection with the transaction, Mr. Muhawesh was appointed President of the Company and was recently re-appointed as Chief Knowledge Officer of RESoft. He is also a trustee of the Company nominated for re-election. Ms. Henschel has been the President of RESoft since February 24, 2000.

    On February 29, 2000, the Company, through the Operating Partnership, acquired three commercial real estate properties located in suburban Minneapolis, Minnesota from Plymouth Partners II, LLC, of which Steven B. Hoyt, a trustee of the Company is the chief manager and co-owner along with his wife. The total purchase price was $6,716,060 and was funded through the issuance of an aggregate of 181,629 units in the Operating Partnership (valued at $4.375 per Unit, or an aggregate value of $794,627), the assumption of certain third-party debt totaling $4,449,505 secured by such properties and the balance paid in cash.

    On June 30, 2000, the Company transferred and sold to WMC, a company owned by Arnold Leas, a former Chairman of the Board of Trustees, the Company's 100% interest in Lake Pointe Apartment Homes, Inc., a Wisconsin corporation and wholly-owned subsidiary of the Company ("Lake Pointe") and 8% interest in Highlander Acquisition Company, LLC, a Wisconsin limited liability company ("Highlander"). The interests were exchanged for 95,000 shares of the Company's Class B Preferred Shares owned by WMC, including accrued distributions, and WMC assumed the mortgage debt totaling approximately $2,700,000 associated with Lake Pointe. Further in connection with the dispositions, the listing agreement between the Company and WMC's affiliate, WMC Realty, Inc. was terminated and no brokerage commission was paid to WMC's affiliate. Additionally, Mr. Leas resigned, and Robert F. Rice, the Secretary and a trustee of the Company, entered into a Separation Agreement with the Company pursuant to which he resigned as Secretary and trustee of the Company and received from the Company a severance payment of $40,000.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Exchange Act requires the Company's trustees, executive officers, and persons who own beneficially more than 10% of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of such securities of the Company. Trustees, executive officers and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file.

    To the Company's knowledge and based solely on review of the copies of such reports furnished to the Company and representations that no other reports were required, all Section 16(a) filing requirements applicable to its trustees, executive officers and greater than 10% beneficial owners were complied with during 1999.

OTHER MATTERS

    The Board does not know of any other matters which may come before the Meeting. If any other matters are properly presented to the Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise to act, in accordance with their best judgment on such matters.

SHAREHOLDER PROPOSALS

    Proposals of shareholders intended to be presented at the Company's 2001 Annual Meeting of Shareholders must be received by the Company no later than March 1, 2001, in order to be included in the proxy statement and proxy relating to that annual meeting pursuant to Rule 14a-8 of the Securities and Exchange Act of 1934. Shareholder proposals other than pursuant to rule 14a-8 must be submitted by March 1, 2001 in order to be considered timely. If the Board chooses to present a proposal despite its untimeliness, the persons named in the proxies solicited for the 2001 Annual Meeting may exercise their discretionary voting power with respect to such proposal.

    Whether or not you plan to attend, you are urged to complete, sign and return the enclosed proxy in the accompanying envelope. A prompt response will greatly facilitate arrangements for the Meeting, and your cooperation will be appreciated. Shareholders who attend the Meeting may vote their shares personally even though they have sent in their proxies.

By Order of the Board of Trustees,
\s\ DUANE H. LUND
Duane H. Lund
Chief Executive Officer

Minneapolis, Minnesota
December 31, 2000

PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JANUARY 25, 2001

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES
OF STONEHAVEN REALTY TRUST

    The undersigned appoints Duane H. Lund, with full power of substitution, as the proxy and attorney of the undersigned, to vote as specified hereon at the Annual Meeting of Shareholders (the "Annual Meeting") of Stonehaven Realty Trust (the "Company") to be held at 4150 Olson Memorial Highway, Minneapolis, MN 55422, on Thursday, January 25, 2001 at 10:00 a.m., Minneapolis, Minnesota time, and at any adjournments or postponements thereof, with all powers (other than the power to revoke the proxy or vote the proxy in a manner not authorized by the executed form of proxy) that the undersigned would have if personally present at the Annual Meeting, to act in his discretion upon any other matter or matters that may properly be brought before the Annual Meeting and to appear and vote all the Voting Shares of the Company that the undersigned may be entitled to vote. The undersigned hereby acknowledged receipt of the accompanying Proxy Statement and Annual Report to Shareholders, and hereby revokes any proxy or proxies heretofore given by the undersigned relating to the Annual Meeting.

/X/ Please mark your votes as in this example.

The Board of Trustees recommends a vote FOR the following proposal:

    To elect the three nominees listed below to the Board of Trustees of Stonehaven Realty Trust.

    NOMINEES: Duane H. Lund, Steven B. Hoyt and Odeh A. Muhawesh

1. Election of Trustees

/  / FOR all nominees (except      /  / WITHHELD from all nominees
as indicated below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), write that name(s) in the space provided below.

2. The Proxy is authorized to vote the shares of Voting Shares of the Company represented by this Proxy in accordance with the Proxy's judgment on such business as may properly come before the Annual Meeting.

This Proxy may be revoked at any time prior to the voting hereof.

UNLESS OTHERWISE MARKED, THIS PROXY WILL BE VOTED AS IF MARKED FOR THE PROPOSALS ABOVE. IF NO DIRECTION IS MADE, THIS PROXY, IF SIGNED AND RETURNED, WILL BE VOTED FOR THE ELECTION OF THE NOMINEES NAMED IN ITEM  1.

    Please date and sign as name appears hereon. When signing as executor, administrator, trustee, guardian or attorney, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized corporate officer. If a partnership, please sign in partnership name by authorized person. Joint owners should each sign.

Signature

Signature if held jointly
Dated:            , 2001

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INFORMATION CONCERNING SOLICITATION AND VOTING
PROPOSAL 1—ELECTION OF TRUSTEES
MANAGEMENT OF THE COMPANY
EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES
COMPENSATION OF TRUSTEES AND EXECUTIVE OFFICERS
EMPLOYMENT AGREEMENTS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
OTHER MATTERS
SHAREHOLDER PROPOSALS
PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JANUARY 25, 2001 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF STONEHAVEN REALTY TRUST